UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

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[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]	Definitive Proxy Statement
[ ]	Definitive Additional Materials
[ ]	Soliciting Material under §240.14a-12

MABVAX THERAPEUTICS HOLDINGS, INC.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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[ ]
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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MABVAX THERAPEUTICS HOLDINGS, INC.
11535 Sorrento Valley Rd., Suite 400
San Diego, CA 92121
(858) 259-9405

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD ON NOVEMBER 22, 2017

November 13, 2017

To the stockholders of MabVax Therapeutics Holdings, Inc.:

Notice is hereby given that the Special Meeting of Stockholders (the “Special Meeting”) of MabVax Therapeutics Holdings, Inc., a Delaware corporation (the “Company”), will be held on November 22, 2017, at 10:00 a.m. local time, at 11535 Sorrento Valley Rd., Suite 400, San Diego, CA 92121 for the following purposes, as more fully described in the accompanying proxy statement (the “Proxy Statement”):

1)
To approve the potential issuance of up to an aggregate of 9,666,667 shares of common stock, in excess of 19.99% of the number of shares of common stock that were issued and outstanding on October 17, 2017, upon the conversion of 58,000 shares of the Company’s newly authorized Series L Convertible Preferred Stock, which were issued to certain holders of the Company’s Preferred Stock pursuant to Exchange Agreements dated October 18, 2017;

2)
To ratify the issuance of up to an aggregate of 2,900,000 restricted shares of common stock to certain investors in the Company’s May 2017 public offering, in excess of 19.99% of the number of shares of common stock that were issued and outstanding on May 3, 2017, including 1,968,664 shares of common stock underlying the Company’s Series I Convertible Preferred Stock;

3)
To authorize an amendment to the Company’s Fifth Amended and Restated 2014 Employee, Director and Consultant Equity Incentive Plan to increase the number of shares available for issuance thereunder to 10,128,406 shares from 6,128,406 shares, representing an increase of 4,000,000 shares, to increase the number of shares available for issuance under the “evergreen” provision and to increase the number of shares issuable to any one participant in any fiscal year to 3,600,000 shares, representing an increase of 2,600,000 shares; and

4)
To transact other business that may properly come before the meeting and any postponement(s) or adjournment(s) thereof.

Pursuant to the amended and restated bylaws of the Company, the Board of Directors has fixed the close of business on November 10, 2017 as the record date (the “Record Date”) for determination of stockholders entitled to notice and to vote at the Special Meeting and any adjournment thereof. Holders of the Company’s common stock and Series D through Series L Convertible Preferred Stock as of the Record Date, are entitled to vote at the Special Meeting. This notice, the Proxy Statement, and proxy card will be first sent or made available to stockholders on or about November 14, 2017.

Your vote is important. Whether or not you plan to attend the Special Meeting, please vote your shares by promptly completing, signing and returning the enclosed proxy card using the enclosed envelope. The enclosed envelope requires no postage if mailed within the United States. You may also vote your shares over telephone or the internet in accordance with the instructions on the proxy card. Any stockholder attending the Special Meeting may vote in person, even if you have already returned a proxy card or voting instruction card.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ J. David Hansen
J. David Hansen
Chairman of the Board of Directors

MABVAX THERAPEUTICS HOLDINGS, INC.
11535 Sorrento Valley Rd., Suite 400
San Diego, CA 92121
(859) 259-9405

PROXY STATEMENT
FOR
SPECIAL MEETING OF STOCKHOLDERS
November 22, 2017

The enclosed proxy is solicited by the board of directors (“Board of Directors”) of MabVax Therapeutics Holdings, Inc., a Delaware corporation (the “Company”), in connection with the Special Meeting of Stockholders (the “Special Meeting”) of the Company, to be held on November 22, 2017, at 10:00 a.m. local time, at 11535 Sorrento Valley Rd., Suite 400, San Diego, CA 92121. The principal executive office of the Company is located at 11535 Sorrento Valley Rd., Suite 400, San Diego, CA 92121, and its telephone number is (858) 259-9405.

At the Special Meeting, you will be asked to consider and vote upon the following matters:

1)
To approve the potential issuance of up to an aggregate of 9,666,667 shares of common stock, in excess of 19.99% of the number of shares of common stock that were issued and outstanding on October 17, 2017, upon the conversion of 58,000 shares of the Company’s newly authorized Series L Convertible Preferred Stock, which were issued to certain holders of the Company’s Preferred Stock pursuant to Exchange Agreements dated October 18, 2017;

2)
To ratify the issuance of up to an aggregate of 2,900,000 restricted shares of common stock to certain investors in the Company’s May 2017 public offering, in excess of 19.99% of the number of shares of common stock that were issued and outstanding on May 3, 2017, including 1,968,664 shares of common stock underlying the Company’s Series I Convertible Preferred Stock

3)
To authorize an amendment to the Company’s Fifth Amended and Restated 2014 Employee, Director and Consultant Equity Incentive Plan to increase the number of shares available for issuance thereunder to 10,128,406 shares from 6,128,406 shares, representing an increase of 4,000,000 shares, to increase the number of shares available for issuance under the “evergreen” provision and to increase the number of shares issuable to any one participant in any fiscal year to 3,600,000 shares, representing an increase of 2,600,000 shares; and

4)
To transact other business that may properly come before the meeting and any postponement(s) or adjournment(s) thereof.

The Board of Directors has fixed the close of business on November 10, 2017 as the Record Date for determining stockholders entitled to notice of and to vote at the Special Meeting and any adjournment thereof. The notice of the Special Meeting (the “Notice”), this Proxy Statement, and the proxy card will be first sent or made available to stockholders on or about November 14, 2017.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SPECIAL MEETING TO BE HELD ON NOVEMBER 22, 2017: THE NOTICE, PROXY STATEMENT AND PROXY CARD ARE AVAILABLE AT WWW.MABVAX.COM.

QUESTIONS AND ANSWERS ABOUT THIS PROXY MATERIAL AND VOTING

Why am I Receiving these Materials?

This Proxy Statement and the accompanying materials are being furnished with respect to the solicitation of proxies by the Board of Directors of the Company for the Special Meeting.

What Is Included in these Materials?

These materials include the Notice, the Proxy Statement and a proxy card.

I Share an Address with Another Stockholder and We Received Only One Paper Copy of the Proxy Materials. How May I Obtain an Additional Copy of the Proxy Materials?

The Company has adopted a procedure called “householding”, which the SEC has approved. Under this procedure, the Company is delivering a single copy of the Notice, the Proxy Statement and the proxy card to multiple stockholders who share the same address unless the Company has received contrary instructions from one or more of the stockholders. This procedure reduces the Company’s printing and mailing costs, and the environmental impact of the Company’s Special Meetings. Stockholders who participate in householding will continue to be able to access and receive separate proxy cards. Upon written or oral request, the Company will deliver promptly a separate copy of the Notice, the Proxy Statement and the proxy card to any stockholder at a shared address to which the Company delivered a single copy of any of these documents.

To receive a separate copy of the Notice, the Proxy Statement and the proxy card, stockholders may write or speak to the Company at the following address and phone number:

MabVax Therapeutics Holdings, Inc.
11535 Sorrento Valley Rd., Suite 400
San Diego, CA 92121
Attn: Secretary
Phone: (858) 259-9405

Stockholders who hold shares in “street name” (as described below) may contact their brokerage firm, bank, broker-dealer or other similar organization to request information about householding.

Who Is Entitled to Vote?

 Our Board has fixed the close of business on November 10, 2017 as the Record Date for a determination of stockholders entitled to notice of, and to vote at, the Special Meeting or any adjournment thereof.  Holders of the Company’s common stock, par value $0.01 per share (the “Common Stock”), Series D Convertible Preferred Stock, par value $0.01 per share (the “Series D Preferred Stock”), Series E Convertible Preferred Stock, par value $0.01 (the “Series E Preferred Stock”), Series I Convertible Preferred Stock, par value $0.01 (the “Series I Preferred Stock”), Series J Convertible Preferred Stock, par value $0.01 (the “Series J Preferred Stock”), Series K Convertible Preferred Stock, par value $0.01 (the “Series K Preferred Stock”), and Series L Convertible Preferred Stock, par value $0.01 (the “Series L Preferred Stock” and, collectively with the Common Stock and Series D Preferred Stock through Series L Preferred Stock, the “Voting Capital”) may vote on each proposal that may come before the Special Meeting subject to beneficial ownership limitations governing the Series D Preferred Stock through Series L Preferred Stock; provided, however, that none of the 9,666,667 shares of Common Stock underlying the Series L Preferred Stock may be counted towards approval of Proposal 1 and may only be counted as present for purposes of determining a quorum and provided further, that the 1,605,324 shares of Common Stock issued or issuable to certain investors in the Company’s May 2017 public offering, as described in Proposal 2, held by the original owners as of the Record Date will not be counted towards approval of Proposal 2 and may only be counted as present for purposes of determining a quorum.

Holders of Common Stock are entitled to one vote per share on all matters to be voted on by stockholders and holders of Series D Preferred Stock through Series L Preferred Stock are entitled to vote on all matters on an as converted basis with the holders of our Common Stock, subject to certain conversion limitations.

Each share of Series D Preferred Stock is convertible into 13.51 shares of Common Stock subject to adjustment in the event of stock splits, stock dividends, combination of shares and similar recapitalization transactions. The Company is prohibited from effecting the conversion of the Series D preferred stock to the extent that, as a result of such conversion, the holder beneficially owns more than 4.99% (provided that certain investors elected to block their beneficial ownership initially at 2.49%), in the aggregate, of the issued and outstanding shares of the Company’s Common Stock calculated immediately after giving effect to the issuance of shares of Common Stock upon the conversion of the Series D preferred stock. On the Record Date, there were 44,104 shares of Series D Preferred Stock outstanding. Taking into account conversion limitations, 44,104 of the shares of the Series D Preferred Stock can be voted by the holders thereof as of the Record Date.

Each share of Series E Preferred Stock is convertible into 15.59 shares of Common Stock. The conversion ratio is subject to adjustment in the event of stock splits, stock dividends, combination of shares and similar recapitalization transactions. The Company is prohibited from effecting the conversion of the Series E Preferred Stock to the extent that, as a result of such conversion, the holder beneficially owns more than 4.99%, in the aggregate, of the issued and outstanding shares of the Company’s Common Stock calculated immediately after giving effect to the issuance of shares of Common Stock upon the conversion of the Series E Preferred Stock. On the Record Date, there were 33,333 shares of Series E Preferred Stock outstanding. Taking into account conversion limitations, 33,333 of the shares of the Series E Preferred Stock can be voted by the holders thereof as of the Record Date.

Each share of Series I Preferred Stock is convertible into 1 share of Common Stock. The conversion ratio is subject to adjustment in the event of stock splits, stock dividends, combination of shares and similar recapitalization transactions. The Company is prohibited from effecting the conversion of the Series I Preferred Stock to the extent that, as a result of such conversion, the holder beneficially owns more than 4.99%, in the aggregate, of the issued and outstanding shares of the Company’s Common Stock calculated immediately after giving effect to the issuance of shares of Common Stock upon the conversion of the Series I Preferred Stock. On the Record Date, there were 798,460 shares of Series I Preferred Stock outstanding. Taking into account conversion limitations, 587,304 of the shares of the Series I Preferred Stock can be voted by the holders thereof as of the Record Date, except that none may be voted in regard to Proposal 2.

Each share of Series J Preferred Stock is convertible into 1,000 shares of Common Stock. The conversion ratio is subject to adjustment in the event of stock splits, stock dividends, combination of shares and similar recapitalization transactions. The Company is prohibited from effecting the conversion of the Series J Preferred Stock to the extent that, as a result of such conversion, the holder beneficially owns more than 4.99%, in the aggregate, of the issued and outstanding shares of the Company’s Common Stock calculated immediately after giving effect to the issuance of shares of Common Stock upon the conversion of the Series J Preferred Stock. On the Record Date, there were 772.73 shares of Series J Preferred Stock outstanding. Taking into account conversion limitations, 501.13 of the shares of the Series J Preferred Stock can be voted by the holders thereof as of the Record Date.

Each share of Series K Preferred Stock is convertible into 100 shares of Common Stock. The conversion ratio is subject to adjustment in the event of stock splits, stock dividends, combination of shares and similar recapitalization transactions. The Company is prohibited from effecting the conversion of the Series K Preferred Stock to the extent that, as a result of such conversion, the holder beneficially owns more than 4.99%, in the aggregate, of the issued and outstanding shares of the Company’s Common Stock calculated immediately after giving effect to the issuance of shares of Common Stock upon the conversion of the Series K Preferred Stock. On the Record Date, there were 63,150 shares of Series K Preferred Stock outstanding. Taking into account conversion limitations, 32,615 of the shares of the Series K Preferred Stock can be voted by the holders thereof as of the Record Date.

Each share of Series L Preferred Stock is convertible into 166.67 shares of Common Stock. The conversion ratio is subject to adjustment in the event of stock splits, stock dividends, combination of shares and similar recapitalization transactions. The Company is prohibited from effecting the conversion of the Series L Preferred Stock to the extent that, as a result of such conversion, the holder beneficially owns more than 4.99%, in the aggregate, of the issued and outstanding shares of the Company’s Common Stock calculated immediately after giving effect to the issuance of shares of Common Stock upon the conversion of the Series L Preferred Stock. On the Record Date, there were 58,000 shares of Series L Preferred Stock outstanding. Taking into account conversion limitations, 541.41 of the shares of the Series L Preferred Stock can be voted by the holders thereof as of the Record Date, except that none may be voted in regard to Proposal 1.

On the Record Date, there were 20,588,765 shares of Common Stock outstanding.

What Is the Difference Between Holding Shares as a Record Holder and as a Beneficial Owner (Holding Shares in Street Name)?

If your shares are registered in your name with our transfer agent, Computershare, you are the “record holder” of those shares.  If you are a record holder, these proxy materials have been provided directly to you by the Company.

If your shares are held in a stock brokerage account, a bank or other holder of record, you are considered the “beneficial owner” of those shares held in “street name.”  If your shares are held in street name, these proxy materials have been forwarded to you by that organization.  As the beneficial owner, you have the right to instruct this organization on how to vote your shares.

Who May Attend the Special Meeting?

Record holders and beneficial owners may attend the Special Meeting.  If your shares are held in street name, you will need to bring a copy of a brokerage statement or other documentation reflecting your stock ownership as of the Record Date.

How Do I Vote?

Stockholders of Record

For your convenience, our record holders have four methods of voting:

1.
Vote by Internet. The website address for Internet voting is on your vote instruction form.

2.
Vote by mail.  Mark, date, sign and mail promptly the enclosed proxy card (a postage-paid envelope is provided for mailing in the United States).

3.
Vote by telephone. You may vote by proxy by calling the toll-free number found on the vote instruction form.

4.
Vote in person. Attend and vote at the Special Meeting.

Beneficial Owners of Shares Held in Street Name

For your convenience, our beneficial owners have four methods of voting:

1.
Vote by Internet. The website address for Internet voting is on your vote instruction form.

2.
Vote by mail.  Mark, date, sign and mail promptly your vote instruction form (a postage-paid envelope is provided for mailing in the United States).

3.
Vote by telephone. You may vote by proxy by calling the toll-free number found on the vote instruction form.

4.
Vote in person. Obtain a valid legal proxy from the organization that holds your shares and attend and vote at the Special Meeting.

If you vote by Internet or by telephone, please DO NOT mail your proxy card.

All shares entitled to vote and represented by a properly completed and executed proxy received before the Special Meeting and not revoked will be voted at the Special Meeting as you instruct in a proxy delivered before the Special Meeting. If you do not indicate how your shares should be voted on a matter, the shares represented by your properly completed and executed proxy will be voted as the Board of Directors recommends on each of the enumerated proposals and with regard to any other matters that may be properly presented at the Special Meeting and all matters incident to the conduct of the Special Meeting. If you are a registered stockholder and attend the Special Meeting, you may deliver your completed proxy card in person. “Street name” stockholders who wish to vote at the Special Meeting will need to obtain a proxy form from the institution that holds their shares. All votes will be tabulated by the inspector of elections appointed for the Special Meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes.

Is My Vote Confidential?

Yes, your vote is confidential. Only the following persons have access to your vote: the inspector of elections, individuals who help with processing and counting your votes, and persons who need access for legal reasons.  Occasionally, stockholders provide written comments on their proxy cards, which may be forwarded to the Company’s management and the Board of Directors.

What Constitutes a Quorum?

To carry on business at the Special Meeting, we must have a quorum.  A quorum is present when a majority of the shares entitled to vote, as of the Record Date, are represented in person or by proxy.  Thus, holders of the Voting Capital representing a majority of votes must be represented in person or by proxy to have a quorum.  Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote in person at the Special Meeting.  Abstentions and broker non-votes will be counted towards the quorum requirement.  Shares owned by us are not considered outstanding or considered to be present at the Special Meeting.  If there is not a quorum at the Special Meeting, we may adjourn the Special Meeting.

What is a Broker Non-Vote?

If your shares are held in street name, you must instruct the organization who holds your shares how to vote your shares.  If you do not provide voting instructions, your shares will not be voted on any non-routine proposal.  This vote is called a “broker non-vote.”  If you sign your proxy card but do not provide instructions on how your broker should vote, your broker will vote your shares as recommended by our Board of Directors.  Broker non-votes are not included in the tabulation of the voting results of any of the proposals and, therefore, do not effect these proposals.

Brokers cannot use discretionary authority to vote shares on any proposals to be considered at the Special Meeting if they have not received instructions from their clients.  Please submit your vote instruction form so your vote is counted.

Which Proposals Are Considered “Routine” or “Non-Routine”?

All of the proposals to be voted upon at the Special Meeting are considered non-routine except for Proposal 4, adjournment of the Special Meeting.

What is an Abstention?

An abstention is a stockholder’s affirmative choice to decline to vote on a proposal.  Abstentions and broker non-votes will not be counted as having been voted on the proposals.

How Many Votes Are Needed for Each Proposal to Pass?

Proposal	Vote Required	Broker Discretionary Vote Allowed

To approve the potential issuance of up to an aggregate of 9,666,667 shares of Common Stock, in excess of 19.99% of the number of shares of Common Stock that were issued and outstanding on October 17, 2017, upon conversion of 58,000 shares of Series L Preferred Stock, issued to certain holders of Preferred Stock pursuant to Exchange Agreements dated October 18, 2017

A majority of the votes cast; provided, however, that none of the 9,666,667 shares of Common Stock underlying the Series L Preferred Stock may be counted towards approval of this proposal and may only be counted as present for purposes of determining a quorum
No

To ratify the issuance of up to an aggregate of 2,900,000 restricted shares of common stock to certain investors in the Company’s May 2017 public offering, in excess of 19.99% of the number of shares of common stock that were issued and outstanding on May 3, 2017, including 1,968,664 shares of common stock underlying the Company’s Series I Preferred Stock

A majority of the votes cast; provided, however, that the 1,605,324 shares of Common Stock issued or issuable to certain investors in the Company’s May 2017 public offering, as described in this proposal, held by the original owners as of the Record Date will not be counted towards approval of this proposal and may only be counted as present for purposes of determining a quorum
No

To approve an amendment to the Fifth Amended and Restated MabVax Therapeutics Holdings, Inc. 2014 Employee, Director and Consultant Equity Incentive Plan, increasing the reservation of shares of Common Stock for issuance thereunder to 10,128,406 shares from 6,128,406 shares, to increase the number of shares available for issuance under the “evergreen” provision and to increase the number of shares issuable to any one participant in any fiscal year to 3,600,000 shares, representing an increase of 2,600,000 shares

	A majority of the votes cast	No

Adjournment of the Special Meeting	A majority of the votes cast	Yes

What Are the Voting Procedures?

In voting by proxy, you may vote in favor of or against the proposal, or you may abstain from voting on the proposal.  You should specify your respective choices on the accompanying proxy card or your vote instruction form.

All shares represented by proxy will be voted at the Special Meeting in accordance with the choices specified on the proxy, and where no choice is specified, in accordance with the recommendations of the Board of Directors. Thus, where no choice is specified, the proxies will be voted FOR (1) to approve the potential issuance of up to 9,666,667 shares of Common Stock upon conversion of Series L Preferred Stock issued to certain holders of Preferred Stock pursuant to Exchange Agreements dated October 17, 2017, in excess of 19.99% of the number of shares of Common Stock that were issued and outstanding on October 18, 2017; (2) to ratify the issuance of up to an aggregate of 2,900,000 restricted shares of common stock to certain investors in the Company’s May 2017 public offering, in excess of 19.99% of the number of shares of common stock that were issued and outstanding on May 3, 2017, including 1,968,664 shares of common stock underlying the Company’s Series I Preferred Stock; and (3) to authorize the amendment of the Fifth Amended and Restated MabVax Therapeutics Holdings, Inc. 2014 Employee, Director and Consultant Equity Incentive Plan, increasing the reservation of shares of Common Stock for issuance thereunder to 10,128,406 shares from 6,128,406 shares, increasing the number of shares available for issuance under the “evergreen” provision and increasing the number of shares issuable to any one participant to 3,600,000 shares from 1,000,000 shares.

Is My Proxy Revocable?

You may revoke your proxy and reclaim your right to vote at any time before it is voted by giving written notice to the Secretary of the Company, by delivering a properly completed, later-dated proxy card or vote instruction form or by voting in person at the Special Meeting.  All written notices of revocation and other communications with respect to revocations of proxies should be addressed to: MabVax Therapeutics Holdings, Inc., 11535 Sorrento Valley Rd., Suite 400, San Diego, CA 92121, Attention: Secretary, or by facsimile at (858) 792-7375.

Who Is Paying for the Expenses Involved in Preparing and Mailing this Proxy Statement?

All of the expenses involved in preparing, assembling and mailing these proxy materials and all costs of soliciting proxies will be paid by us.  In addition to the solicitation by mail, proxies may be solicited by our officers and other employees by telephone or in person.  Such persons will receive no compensation for their services other than their regular salaries.  Arrangements will also be made with brokerage houses and other custodians, nominees and fiduciaries to forward solicitation materials to the beneficial owners of the shares held of record by such persons, and we may reimburse such persons for reasonable out of pocket expenses incurred by them in so doing.

Do I Have Dissenters’ Rights of Appraisal?

The Company’s stockholders do not have appraisal rights under Delaware law or under the governing documents of the Company with respect to the matters to be voted upon at the Special Meeting.

How can I find out the Results of the Voting at the Special Meeting?

Preliminary voting results will be announced at the Special Meeting. Final voting results will be published in a Current Report on Form 8-K, which we will file within four business days of the Special Meeting.

What Interest Do Officers and Directors Have in Matters to Be Acted Upon?

Members of the Board of Directors and executive officers of the Company do not have any interest in any proposal that is not shared by all other stockholders of the Company except for Proposal 6 (members of our Board of Directors and our executive officers will be eligible for equity incentive awards and otherwise to participate in our plan).

 SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information known to us concerning the beneficial ownership of our Common Stock for:

●
each person known by us to beneficially own more than 5% of our Common Stock;

●
each of our directors;

●
each of our executive officers; and

●
all of our directors and executive officers as a group.

Beneficial ownership is determined in accordance with the rules and regulations of the SEC. In general, a person is deemed to be the beneficial owner of (i) any shares of the Company’s Common Stock over which such person has sole or shared voting power or investment power, plus (ii) any shares which such person has the right to acquire beneficial ownership of within 60 days of the above date, whether through the exercise of options, warrants or otherwise. Percentage ownership calculations for beneficial ownership are based on 20,588,765 shares outstanding as of November 10, 2017, adjusted as required by rules promulgated by the SEC.

Name and Address of Beneficial Owner	Number of Shares of Common Stock	Percentage of Common Stock
5% Stockholders
None
Directors and Executive Officers
J. David Hansen (1)	1,427,911	6.51%
Philip O. Livingston, M.D. (2)	346,519	1.67%
Gregory P. Hanson CMA (3)	541,457	2.57%
Kenneth M. Cohen (4)	174,480	*
Paul W. Maffuid, Ph.D. (5)	474,478	2.26%
Paul V. Maier (6)	164,447	*
Thomas C. Varvaro (7)	162,169	*
Jeffrey F. Eisenberg (8)	153,020	*
Paul Resnick M.D. (9)	60,237	*
All executive officers and directors as a group (9 persons)	3,504,718	14.76%

(1)	Includes 727,210 restricted stock units vesting within 60 days of November 10, 2017 and 630,100 shares subject to options exercisable within 60 days of November 10, 2017.
(2)
Consists of (i) 176,675 shares held by RTP Venture Fund, (ii) 14,885 shares held by Philip O. Livingston, (iii) 1,721 shares held by the Joan L. Tweedy 2011 Revocable Trust, or the Tweedy Trust, (iv) 100,000 restricted stock units vesting within 60 days of November 10, 2017, and (v) 53,238 shares subject to options exercisable within 60 days of November 10, 2017 held by Philip O. Livingston. Voting and dispositive decisions of RTP Venture Fund, LLC are made by Philip Livingston, and Philip O. Livingston is a trustee of the Tweedy Trust. The address for RTP Venture Fund, LLC is 156 E. 79th Street, Apt. 6C, New York, NY 10075.

(3)	Includes 449,159 restricted stock units vesting within 60 days of November 10, 2017 and 53,964 shares subject to options exercisable within 60 days of November 10, 2017.
(4)
Includes (i) 100,000 restricted stock units vesting within 60 days of November 10, 2017, (ii) 60,685 shares subject to options exercisable within 60 days of November 10, 2017, and (iii) 6,238 common stock warrants purchased in the August 2016 financing transaction.

(5)	Includes 406,382 restricted stock units vesting within 60 days of November 10, 2017 and 40,785 shares subject to options exercisable within 60 days of November 10, 2017.
(6)	Includes 100,000 restricted stock units vesting within 60 days of November 10, 2017 and 60,685 shares subject to options exercisable within 60 days of November 10, 2017.
(7)	Includes 100,000 restricted stock units vesting within 60 days of November 10, 2017 and 59,083 shares subject to options exercisable within 60 days of November 10, 2017.
(8)	Includes 100,000 restricted stock units vesting within 60 days of November 10, 2017 and 53,020 shares subject to options exercisable within 60 days of November 10, 2017.
(9)	Includes 29,944 restricted stock units vesting within 60 days of November 10, 2017 and 30,293 shares subject to options exercisable within 60 days of November 10, 2017.

PROPOSAL 1:

TO APPROVE THE POTENTIAL ISSUANCE OF UP TO AN AGGREGATE OF 9,666,667 SHARES OF COMMON STOCK, IN EXCESS OF 19.99% OF THE NUMBER OF SHARES OF COMMON STOCK THAT WERE ISSUED AND OUTSTANDING ON OCTOBER 17, 2017, UPON THE CONVERSION OF 58,000 SHARES OF THE COMPANY’S NEWLY AUTHORIZED SERIES L PREFERRED STOCK, WHICH WERE ISSUED TO CERTAIN HOLDERS OF THE COMPANY’S PREFERRED STOCK PURSUANT TO EXCHANGE AGREEMENTS DATED OCTOBER 18, 2017

On October 18, 2017, the Company entered into separate exchange agreements with certain holders of the Company’s Preferred Stock, pursuant to which the Company issued 58,000 newly authorized shares of Series L Convertible Stock in exchange for all of the outstanding shares of Series F Preferred Stock, Series G Preferred Stock and Series H Preferred Stock (together with the Series F Preferred Stock and Series G Preferred Stock, the “Exchange Securities”) pursuant to Section 3(a)(9) of the Securities Act of 1933, as amended (the “Exchange”).

Nasdaq Marketplace Rule 5635(d) requires stockholder approval of any issuances or potential issuances of Common Stock (or securities convertible or exercisable into Common Stock) sold in private transactions if the number of shares sold is equal to or exceeds 20% or more of presently outstanding Common Stock and the price per share is less than the greater of book value or market value of the Common Stock (“Shareholder Approval”). As of the date of the Exchange, the per share purchase price for the shares underlying the Series L Preferred Stock was less than the greater of book value or market value of the Common Stock. The Certificate of Designations, Preferences and Rights of the 0% Series L Preferred Stock (the “Series L Certificate of Designation”) contains a blocker that provides that, prior to Shareholder Approval, no Conversion Shares may be issued upon conversion of the Series L Preferred Stock.

In order to permit the conversion of the Series L Preferred Stock in accordance with applicable listing rules of The Nasdaq Capital Market, the Company agreed to hold a special meeting of stockholders for the purpose of obtaining Shareholder Approval to allow for conversions of the Series L Preferred Stock, with the recommendation of the Company’s Board of Directors that such proposal be approved. Pursuant to The Nasdaq Capital Market regulations, the shares of Common Stock issuable upon conversion of the Series L Preferred Stock shall not be counted towards approval of this proposal.

Description of the Exchange

On October 18, 2017, the Company entered into separate securities exchange agreements (the “Exchange Agreements”) with certain holders of the Company’s Series F, G and H Preferred Stock (the “Holders”), pursuant to which the Holders shall receive 58,000 shares of the newly authorized Series L Preferred Stock in exchange for all of the outstanding 665,281 shares of Series F Preferred Stock, 1,000,000 shares of Series G Preferred Stock and 850 shares of Series H Preferred Stock, pursuant to Section 3(a)(9) of the Securities Act of 1933, as amended.

Pursuant to the Exchange Agreements, the Company has agreed to use its reasonable best efforts to have a “resale” registration statement (the “Registration Statement”) filed within ten (10) calendar days of the closing of the Exchange Agreements and declared effective by the SEC as soon as possible and, in any event, by thirty (30) calendar days (the “Effectiveness Date”) of the date of filing of the Registration Statement (the “Filing Date”). Subject to the terms and conditions set forth in the Exchange Agreement, the Company is obligated to pay to the Holders a fee of one (1%) percent per month of the stated value of the Series L Preferred Shares, payable in cash, up to a maximum of six (6%) percent, on the Filing Date and the Effectiveness Date if the registration obligations set forth herein have not been met, and pro-rata for each month, or partial month, in excess of the Filing Date and/or the  Effectiveness Date that the Registration Statement has not been declared effective.

In addition, pursuant to Rule 144 promulgated by the SEC pursuant to the Securities Act and the rules and regulations promulgated thereunder, as such Rule 144 may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC having substantially the same effect as such Rule 144, the holding period of the Exchange Securities tacks back to the date of issuance of the respective Exchange Securities.

Description of the Series L Preferred Stock

On October 16, 2017, in connection with the Exchange, the Company filed the Series L Certificate of Designation with the Delaware Secretary of State, designating 58,000 shares of preferred stock as Series L Preferred Stock. On October 17, 2017, the Company filed a Certificate of Correction of the Series L Certificate of Designation (the “Certificate of Correction”) which corrected the Series L Certificate of Designation to include a conversion blocker as required by the applicable rules of the Nasdaq Capital Market and voting rights which entitles each Holder of the Series L Preferred Stock to vote on all matters submitted to shareholders of the Company, subject to the limitations set forth in the Certificate of Correction.

The shares of Series L Preferred Stock are convertible into shares of Common Stock based on a conversion calculation equal to the stated value of the Series L Preferred Stock, plus all accrued and unpaid dividends (the “Base Amount”), if any, on such Series L Preferred Stock, as of such date of determination, divided by the conversion price. The stated value of each share of Series L Preferred Stock is $100 and the initial conversion price is $0.60 per share, each subject to adjustment for stock splits, stock dividends, recapitalizations, combinations, subdivisions or other similar events.

The holders of Series L Preferred Stock will be entitled to receive dividends if and when declared by our board of directors. The Series L Preferred Stock shall participate on an “as converted” basis, with all dividends declared on our Common Stock.  In addition, if we grant, issue or sell any rights to purchase our securities pro rata to all our record holders of our Common Stock, each holder will be entitled to acquire such securities applicable to the granted purchase rights as if the holder had held the number of shares of Common Stock acquirable upon complete conversion of all Series L Preferred Stock then held.

We are prohibited from effecting a conversion of the Series L Preferred Stock to the extent that, as a result of such conversion, the holder would beneficially own more than 4.99% of the number of shares of Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock upon conversion of the Series L Preferred Stock, which beneficial ownership limitation may be increased by the holder up to, but not exceeding, 9.99%. Each holder is entitled to vote on all matters submitted to stockholders of the Company, and shall have the number of votes equal to the number of shares of Common Stock issuable upon conversion of such holder’s Series L Preferred Stock, substituting the consolidated closing bid price of the Common Stock on October 13, 2017 for the then-applicable conversion price, and not in excess of the beneficial ownership limitations.

Prior to obtaining Shareholder Approval, the Company shall not issue any shares of Common Stock upon conversion of the Series L Preferred Stock.

Holders of Series L Preferred Stock will be entitled to a preferential payment of cash per share equal to the greater of 100% of the Base Amount on the date of payment or the amount per share had the holders converted such preferred shares immediately prior to the date of payment upon the liquidation, dissolution or winding up of the affairs of the Company, or a consolidation or merger of the Company with or into any other corporation or corporations, or a sale of all or substantially all of the assets of the Company, or the effectuation by the Company of a transaction or series of transactions in which more than 50% of the voting shares of the Company is disposed of or conveyed.

Certain Effects

The following table sets forth certain material effects to the Company related to the Exchange and the issuance of shares of Common Stock upon conversion of the Series L Preferred Stock.

Number of shares of Common Stock outstanding immediately prior to the closing of the Exchange	19,919,261
Number of shares of Common Stock issuable assuming approval of Proposal 1	9,666,667
Percentage of total issued and outstanding Common Stock immediately prior to the closing of the Exchange that is issuable pursuant to the Exchange, assuming full conversion of the Conversion Shares subject to the Nasdaq conversion blocker
48.5%(1)

Market price per share of Common Stock on October 17, 2017, immediately prior to the Exchange	$0.73
Market price per share of Common Stock on November 9, 2017	$0.65
________________
(1) Not adjusted for any beneficial ownership limitations

No Appraisal Rights

Under the Delaware General Corporation Law, our stockholders are not entitled to appraisal rights with respect to the Reverse Split, and we will not independently provide our stockholders with any such rights.

Vote Required

The affirmative vote of a majority of the votes cast in connection with Proposal No. 1; provided, however, that pursuant to the listing rules of The Nasdaq Capital Market, none of the up to 9,666,667 shares issuable upon conversion of the Series L Preferred Stock may be counted towards approval of this Proposal 1 and may only be counted as present for purposes of determining a quorum.

The Board of Directors unanimously recommends a vote FOR the approval of the potential issuance of up to an aggregate of 9,666,667 shares of Common Stock, in excess of 19.99% of the number of shares of Common Stock that were issued and outstanding on October 17, 2017, upon the conversion of 58,000 shares of the Company’s newly authorized Series L Preferred Stock, which were issued to certain holders of the Company’s Preferred Stock pursuant to exchange agreements dated October 18, 2017.

PROPOSAL 2:

TO RATIFY THE ISSUANCE OF UP TO AN AGGREGATE OF 2,900,000 RESTRICTED SHARES OF COMMON STOCK TO CERTAIN INVESTORS IN THE COMPANY’S MAY 2017 PUBLIC OFFERING, IN EXCESS OF 19.99% OF THE NUMBER OF SHARES OF COMMON STOCK THAT WERE ISSUED AND OUTSTANDING ON MAY 3, 2017, INCLUDING 1,968,664 SHARES OF COMMON STOCK UNDERLYING THE COMPANY’S SERIES I PREFERRED STOCK

In connection with the Company’s registered public offering that closed on May 19, 2017 (the “May 2017 Public Offering”), on May 18, 2017, the Company entered into a Letter Agreement (the “Letter Agreement”) with the lead investor (the “Lead Investor”) of the Company’s August 2016 public offering (the “August 2016 Public Offering”) in order to obtain the Lead Investor’s approval to certain actions. The Company agreed to issue 2,900,000 shares of Common Stock in connection with obtaining required Lead Investor approval including 1,968,664 shares upon conversion of the Company’s Series I Preferred Stock.

Description of the Letter Agreement

Shares of Common Stock were agreed to be issued to investors in the August 2016 Public Offering who (1) held 100% of their shares and (2) agreed to make additional investments in the Company’s May 2017 Public Offering.

The Lead Investor, who qualified for additional shares as set forth in the prior paragraph, received 290,000 shares and the balance were issuable pro rata to the investors who elected to purchase the Company’s Series F Preferred Stock in the August 2016 Public Offering.

Description of the Series I Preferred Stock

On May 26, 2017, in connection with the Letter Agreement, the Company filed the Certificate of Designations, Preferences, Rights and Limitations of Series I Preferred Stock (the “Series I Certificate of Designations”) with the Delaware Secretary of State, designating 1,968,664 shares of preferred stock as Series I Preferred Stock in connection with the issuances described above, for holders that would hold in excess of 4.99% after issuance of the outstanding Common Stock of the Company. The stated value of each share of Series I Preferred Stock is $0.01 and the conversion rate is one (1) share of common stock for one (1) share of Series I Preferred Stock, each subject to adjustment for stock splits, stock dividends, recapitalizations, combinations, subdivisions or other similar events. In the event of a liquidation, dissolution or winding up of the Company, each share of Series I Preferred Stock will be entitled to a per share preferential payment equal to the par value, or $0.01 per share. All shares of the Company’s capital stock will be junior in rank to the Series I Preferred Stock at the time of creation, with respect to the preferences as to dividends, distributions and payments upon the liquidation, dissolution and winding-up of the Company, except for the Company’s Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock, Series G Preferred Stock, and Series H Preferred Stock.

The holders of Series I Preferred Stock will be entitled to receive dividends if and when declared by our board of directors. The Series I Preferred Stock shall participate on an “as converted” basis, with all dividends declared on our Common Stock.

We are prohibited from effecting a conversion of the Series I Preferred Stock to the extent that, as a result of such conversion, the holder would beneficially own more than 4.99% of the number of shares of Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock upon conversion of the Series I Preferred Stock, which beneficial ownership limitation may be increased by the holder up to, but not exceeding, 9.99%. Each holder is entitled to vote on all matters submitted to stockholders of the Company, and shall have the number of votes equal to the number of shares of Common Stock issuable upon conversion of such holder’s Series I Preferred Stock, and not in excess of the beneficial ownership limitations.

Each holder of Series I Preferred Stock shall be entitled to receive, for each share thereof, out of assets of the Corporation legally available therefor, a preferential amount in cash equal to (and not more than) the Stated Value immediately prior to the date of payment upon the liquidation, dissolution or winding up of the affairs of the Company, or a consolidation or merger of the Company with or into any other corporation or corporations, or a sale of all or substantially all of the assets of the Company, or the effectuation by the Company of a transaction or series of transactions in which more than 50% of the voting shares of the Company is disposed of or conveyed.

Certain Effects

The following table sets forth certain material effects to the Company related to the issuance ratified in this proposal.

Number of shares of Common Stock outstanding immediately prior to May 3, 2017 (1)	6,434,348
Number of shares of Common Stock outstanding following the May Public Offering (2) (3)	8,777,206
Number of shares of Common Stock outstanding following the issuance ratified in this proposal (3) (4)	12,162,920
Market price per share of Common Stock on May 3, 2017	$1.98
Market price per share of Common Stock on November 9, 2017	$0.65
________________
(1)
On May 3, 2017, the Company issued 850 shares of Series H Preferred Stock, convertible into an aggregate of 485,714 shares of common stock, in a private placement.
(2)
Includes 1,000,000 shares of common stock underlying the Series G Preferred Stock issued in the May 2017 Public Offering, and excludes 485,714 shares of common stock issuable upon conversion of the Series H Preferred Stock.
(3)
Not adjusted for any beneficial ownership limitations.
(4)
Includes 1,968,664 shares of common stock underlying the Series I Preferred Stock, and includes 485,714 shares of common stock issuable upon conversion of the Series H Preferred Stock.

No Appraisal Rights

Under the Delaware General Corporation Law, our stockholders are not entitled to appraisal rights with respect to the Reverse Split, and we will not independently provide our stockholders with any such rights.

Vote Required

The affirmative vote of a majority of the votes cast in connection with Proposal No. 2; provided, however, that pursuant to the listing rules of The NASDAQ Stock Market LLC, the 1,605,324 shares of Common Stock held by the original owners (including shares of Common Stock underlying the Series I Preferred Stock) will not be counted towards approval of this Proposal 2 and may only be counted as present for purposes of determining a quorum.

The Board of Directors unanimously recommends a vote FOR the ratification of the issuance of up to an aggregate of 2,900,000 restricted shares of common stock to certain investors in the Company’s May 2017 public offering, in excess of 19.99% of the number of shares of common stock that were issued and outstanding on May 3, 2017, including 1,968,664 shares of common stock underlying the Company’s Series I Preferred Stock.

PROPOSAL 3:

TO AUTHORIZE AN AMENDMENT TO THE COMPANY’S FIFTH AMENDED AND RESTATED 2014 EMPLOYEE, DIRECTOR AND CONSULTANT EQUITY INCENTIVE PLAN TO INCREASE THE NUMBER OF SHARES AVAILABLE FOR ISSUANCE THEREUNDER TO 10,128,406 SHARES FROM 6,128,406 SHARES, REPRESENTING AN INCREASE OF 4,000,000 SHARES, TO INCREASE THE NUMBER OF SHARES AVAILABLE FOR ISSUANCE UNDER THE “EVERGREEN” PROVISION AND TO INCREASE THE NUMBER OF SHARES ISSUABLE TO ANY ONE PARTICIPANT IN ANY FISCAL YEAR TO 3,600,000 SHARES, REPRESENTING AN INCREASE OF 2,600,000 SHARES

The Company's 2014 Employee, Director and Consultant Equity Incentive Plan was approved by our Board in June 2014 and became effective and adopted as the amended 2014 Stock Incentive Plan by our stockholders in the merger with MabVax Therapeutics, Inc. on July 8, 2014. On October 2, 2017, the stockholders approved the Fifth Amended and Restated 2014 Employee, Director and Consultant Equity Incentive Plan (the “Fifth Amended and Restated EIP”) and the reservation of 6,128,406 shares of common stock for issuance thereunder. We are seeking stockholder approval of an amendment to the Fifth Amended and Restated EIP to:

●
increase the number of shares issuable pursuant to the Fifth Amended and Restated EIP to 10,128,406 from 6,128,406, representing an increase of 4,000,000 shares;
●
revise the Fifth Amended and Restated EIP’s “evergreen” provision to reserve additional shares for issuance under the plan on an annual basis commencing on the first day of fiscal 2016 and ending on the second day of fiscal 2024, such that the number of shares that may be issued under the plan shall be increased by an amount equal to the lesser of: (i) 4,000,000 or the equivalent of such number of shares after the administrator, in its sole discretion, has interpreted the effect of any stock split, stock dividend, combination, recapitalization or similar transaction in accordance with the Fifth Amended and Restated EIP, representing an increase of 918,916 shares; (ii) the number of shares necessary such that the total shares reserved under the Fifth Amended and Restated EIP equals (x) 15% of the number of outstanding shares of Common Stock on such date (assuming the conversion of all outstanding convertible securities and exercise of all outstanding warrants) plus (y) 4,000,000, representing an increase of 2,000,000 shares; and (iii) an amount determined by the Board; and
●
increase the number of shares issuable to any one participant in any fiscal year to 3,600,000 shares, representing an increase of 2,600,000 shares.

Sections 3(a), 3(b) and 4(c) of the Fifth Amended and Restated EIP shall be amended and restated in their entirety as set forth below.

3.	SHARES SUBJECT TO THE PLAN.

(a) The number of Shares which may be issued from time to time pursuant to this Plan shall be 10,128,406.

(b) Notwithstanding Subparagraph (a) above, on the first day of each fiscal year of the Company during the period beginning in fiscal year 2016, and ending on the second day of fiscal year 2024, the number of Shares that may be issued from time to time pursuant to the Plan, shall be increased by an amount equal to the lesser of (i) 4,000,000 or the equivalent of such number of Shares after the Administrator, in its sole discretion, has interpreted the effect of any stock split, stock dividend, combination, recapitalization or similar transaction in accordance with Paragraph 25 of the Plan; (ii) the number of Shares necessary such that the total Shares reserved under this Plan equals (x) 15% of the number of outstanding shares of Common Stock on such date (assuming the conversion of all outstanding shares of Preferred Stock and other outstanding convertible securities and exercise of all outstanding warrants to purchase common stock) plus (y) 4,000,000; and (iii) an amount determined by the Board.

4.	ADMINISTRATION OF THE PLAN.

(c) Determine the number of Shares for which a Stock Right or Stock Rights shall be granted, provided, however, that in no event shall Stock Rights with respect to more than 3,600,000 Shares be granted to any Participant in any fiscal year;

The Board is recommending this Proposal 3 to our stockholders for approval.

Reasons for this Proposed Amendment

We are seeking stockholder approval of this amendment to the Fifth Amended and Restated EIP. In determining the amounts of the increase in the number of shares available for issuance under the plan, the shares available for issuance under the “evergreen” provision and the shares that may be granted to any one participant in any fiscal year, the Board has taken into consideration the significant increases in the number of shares of our Common Stock available to become issued and outstanding since the original adoption of the Fifth Amended and Restated Plan and the desire to continue to retain the flexibility to issue awards that represent a reasonable percentage of our Common Stock issuable to plan participants when desired by the Board.  As of November 10, 2017, there were approximately 40.5 million shares of our Common Stock outstanding on a fully-diluted basis (assuming conversion of all the issued and outstanding shares of convertible preferred stock and exercise of all issued and outstanding warrants without regard to any beneficial or conversion limitations). Assuming the approval of this increase, the total number of shares of our Common Stock available for issuance under the Fifth Amended and Restated EIP will be 10,128,406, which represents 25% of the total issued and outstanding shares of Common Stock on a fully diluted basis, assuming all of the 10,128,406 shares available under this amendment to the Fifth Amended and Restated EIP have been issued.

The purpose of this increase is to continue to be able to attract, retain and motivate executive officers and other employees and certain consultants. Upon stockholder approval, additional 4,000,000 shares of Common Stock will be reserved for issuance under this amendment to the Fifth Amended and Restated EIP, the number of shares subject to the Plan will be maintained at a stable level pursuant to the “evergreen” provision and the number of shares available to be issued to any one participant in any one fiscal year will be increased to 3,600,000, which will enable us to continue to grant equity awards to our officers, employees and consultants at levels determined by the Board to be necessary to attract, retain and motivate the individuals who will be critical to the Company’s success in achieving its business objectives and thereby creating greater value for all our stockholders.

Furthermore, we believe that equity compensation aligns the interests of our management and other employees with the interests of our other stockholders, particularly when the awards are performance-based. Equity awards are a key component of our incentive compensation program. We believe that option grants have been critical in attracting and retaining talented employees and officers, aligning their interests with those of stockholders, and focusing key employees on the long-term growth of the Company. We anticipate that option grants and other forms of equity awards such as restricted stock awards may become an increasing component in similarly motivating our consultants.

Approval of this amendment to the Fifth Amended and Restated EIP will permit the Company to continue to use stock-based compensation to align stockholder and employee interests and to motivate employees and others providing services to the Company or any subsidiary. If this Proposal 2 is not approved, the Fifth Amended and Restated EIP will continue in full force with the current amount of shares available for issuance thereunder. Complete copies of the Fifth Amended and Restated EIP, including the amendment described in this proposal, can be obtained from the Secretary of the Company.

Vote Required

The affirmative vote of a majority of the votes cast in connection with Proposal No. 3.

The Board of Directors unanimously recommends a vote FOR the approval of the amendment to the Fifth Amended and Restated MabVax Therapeutics Holdings, Inc. 2014 Employee, Director and Consultant Equity Incentive Plan, increasing the reservation of shares of Common Stock for issuance thereunder to 10,128,406 from 6,128,406 shares, increasing the number of shares available for issuance under the “evergreen” provision and increasing the number of shares that may be granted to any one participant in any fiscal year to 3,600,000 from 1,000,000 shares.

 PROPOSAL 4:

ADJOURNMENT

At the Special Meeting, we may ask our stockholders to vote on a proposal to adjourn the Special Meeting if necessary or appropriate in the sole discretion of our Board of Directors, including to solicit additional proxies in the event that there are not sufficient votes at the time of the Special Meeting or any adjournment or postponement of the Special Meeting to approve any of the other proposals.

If at the Special Meeting the number of shares of our Voting Capital present or represented by proxy and voting in favor of a proposal is insufficient to approve such proposal, then our Board of Directors may hold a vote on each proposal that has garnered sufficient votes, if any, and then move to adjourn the Special Meeting as to the remaining proposals in order to solicit additional proxies in favor of those remaining proposals.

Alternatively, even if there are sufficient shares of our Voting Capital present or represented by proxy voting in favor of all of the proposals, our Board of Directors may hold a vote on the adjournment proposal if, in its sole discretion, it determines that it is necessary or appropriate for any reason to adjourn the Special Meeting to a later date and time. In that event, the Company will ask its stockholders to vote only upon the adjournment proposal and not any other proposal.

Any adjournment may be made without notice (if the adjournment is not for more than thirty days and a new Record Date is not fixed for the adjourned meeting), other than by an announcement made at the Special Meeting of the time, date and place of the adjourned meeting.

Any adjournment of the Special Meeting will allow our stockholders who have already sent in their proxies to revoke them at any time prior to their use at the Special Meeting as adjourned.

If we adjourn the Special Meeting to a later date, we will transact the same business and, unless we must fix a new Record Date, only the stockholders who were eligible to vote at the original meeting will be permitted to vote at the adjourned meeting.

Vote Required

The affirmative vote of a majority of the votes cast in connection with Proposal No. 4.

The Board of Directors unanimously recommends a vote FOR authorization to adjourn the Special Meeting if necessary or appropriate.

OTHER BUSINESS

As of the date of this Proxy Statement, the management of the Company has no knowledge of any business that may be presented for consideration at the Special Meeting, other than that described above. As to other business, if any, that may properly come before the Special Meeting, or any adjournment thereof, it is intended that the Proxy hereby solicited will be voted in respect of such business in accordance with the judgment of the Proxy holders.

ANNUAL REPORT

A copy of the Company’s 2016 Annual Report is available on our Internet website at www.mabvax.com.

BY ORDER OF THE BOARD OF DIRECTORS /s/ J. David Hansen J. David Hansen Chairman of the Board of Directors